REIMBURSEMENT AGREEMENT

         REIMBURSEMENT AGREEMENT, dated as of May 20, 1999, among IMC MORTGAGE COMPANY, a Delaware corporation (the "Company"), and GREENWICH STREET CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("GSCP").

         WHEREAS, the Company has requested GSCP to enter into one or more indemnification agreements (each, a "Guaranty") with Reliance Surety Company, United Pacific Insurance Company or one or more other surety companies (the "Sureties") indemnifying, subject to the terms therein, the Sureties against loss arising under surety bonds issued by one or more of the Sureties in respect of the Company;

         WHEREAS, in order to induce GSCP to enter into the Guaranties, the Company is willing to enter into this Agreement and to amend certain security agreements with GSCP and its affiliates to include its obligations hereunder as secured obligations thereunder;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and other consideration (the sufficiency and receipt of which is hereby acknowledged by the parties) the parties hereby agree as follows:


                                    ARTICLE I

                                  Reimbursement
                                  -------------

         1.1 Reimbursement. (a) If GSCP makes any payment pursuant to, or in respect of, any Guaranty (a "Payment"), the Company shall as soon as practicable thereafter (and in any event within ten days) reimburse the full amount of such Payment, together with any interest accrued thereon pursuant to Section 1.1(b).

         (b) Interest shall accrue on the principal amount of the Payment from the date such Payment is made by GSCP until the amount of such Payment is reimbursed to GSCP at a floating rate equal to the rate publicly announced by Citibank, N.A. from time to time as its prime rate plus 2%. Such interest shall be payable on the date any portion of the principal amount of such Payment is repaid, as to the accrued interest on such portion.

         1.2 Expenses. The Company shall pay to GSCP on demand all reasonable costs and expenses incurred by GSCP in connection with the administration and enforcement



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of this Agreement, including, without limitation, reasonable attorneys' fees and expenses. The provisions of this Section 1.2 shall survive the termination of this Agreement.

         1.3 Indemnification. The Company shall indemnify, defend and hold harmless GSCP, each of the member, officers, employees and agents of GSCP and each of the suc cessors and assigns of any of the foregoing (the "Indemnitees") from and against, and pay or reimburse them for any losses, liabilities, claims, damages, obligations, payments, costs and expenses (including reasonable attorneys' fees), matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown (including, without limitation, the costs and expenses of any and all actions, threatened actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever, reasonably incurred in inves tigating, preparing or defending against such actions or threatened actions) whether or not arising from third party claims of the Indemnitees arising out of or due to this Agreement, the exercise of any right or remedy of the Company under this Agreement and the failure or alleged failure of the Company to pay, perform or otherwise discharge when due any of his obligations hereunder. If and to the extent that the obligations of the Company under this
Section 1.3 are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 1.3 shall survive the termination of this Agreement.


                                   ARTICLE II

                                  Miscellaneous
                                  -------------

         2.2 Complete Agreement; Construction. This Agreement shall constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, representations and warranties, written or oral, with respect to such subject matter.

         2.3 Further Actions. In case any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall take, and shall co operate with the other party to take, all such necessary or desirable action.

         2.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.


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         2.5 No Set-Off.  All payments  required to be made  hereunder  shall be made free of any set-off, deduction, withholding or counterclaim of any nature and description which any party may have in respect of indebtedness of another party.

         2.6 Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand or sent by telecopy or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

         If to GSCP:

             Greenwich Street Capital Partners II, L.P.
             c/oGSCP, Inc.
             388 Greenwich Street
             38th Floor
             New York, NY  10033
             Attn: Sanjay Patel
             Tel:  212-816-1149
             Fax: 212-816-0166

         with a copy to:

             Debevoise & Plimpton
             875 Third Avenue
             New York, NY  10022
             Attention:  Steven Ostner
             Tel:  212-909-6000
             Fax:  212-909-6836

         If to the Company:

             IMC Mortgage Company
             5901 E. Fowler Avenue
             Tampa, Florida  33617
             Attn:  President
             Tel:  813-984-2533
             Fax: 813-984-2593


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             with a copy to:

             Mitchell W. Legler
             300 A Wharfside Way
             Jacksonville, Florida  32207
             Tel: 904-346-3200
             Fax: 904-346-3299

         2.7 Amendments. Neither this Agreement nor any term or provision hereof may be amended, modified, waived or supplemented orally, but only by an instrument in writing signed by the party against which such amendment, modification, waiver or supplement is sought to be enforced.

         2.8 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assignable by any party hereto without the prior written consent of GSCP and any attempt to assign this Agreement or any provision hereof without such consent shall be void and of no effect.

         2.9 Termination. This Agreement shall terminate on the later of (x) the date GSCP has no further obligation or liability, absolute or contingent, matured or unmatured, with respect to any Guaranty and (y) the date all amounts owing to GSCP or any such successor or assign hereunder have been repaid in full, provided that this Agreement shall immediately be reinstated if any such payment is rescinded or must be returned for any reason.

         2.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

         2.11 Titles and Headings. Titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         2.12 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable in any other jurisdiction such provision or remedies


                                       4

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otherwise  available to any party hereto.  To the extent permitted by applicable law, each party hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect. The party shall endeavor in good faith negotiations to replace any prohibited or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provisions. Without prejudice to any rights or remedies otherwise available to any party hereto, each party acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

         2.13 Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute but one and the same instrument.

         2.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.



                                       5

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         IN WITNESS  WHEREOF,  the  parties  have caused  this  Agreement  to be executed as of the day and year first above written.


                          IMC MORTGAGE COMPANY,
                          as Collateral Agent


                          By:  /s/
                               -----------------------
                               Name:
                               Title:



                   GREENWICH STREET CAPITAL PARTNERS II, L.P.

                          By: Greenwich Street Investments II, L.L.C., its General Partner


                          By:  /s/
                               -----------------------
                               Name:
                               Title:



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